As filed with the Securities and Exchange Commission on March 25, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Braze, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-2505271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

63 Madison Building

28 East 28th Street, Floor 12

New York, New York 10016

(609) 964-0585

(Address of principal executive offices) (Zip code)

Braze, Inc. 2021 Equity Incentive Plan

Braze, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

William Magnuson

Chief Executive Officer

Braze, Inc.

63 Madison Building

28 East 28th Street, Floor 12

New York, New York 10016

(609) 964-0585

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Nicole Brookshire Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Isabelle Winkles Chief Financial Officer Braze, Inc. 63 Madison Building 28 East 28th Street, Floor 12 New York, New York 10016 (609) 964-0585

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

X Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Braze, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (i) 5,638,532 additional shares of its Class A common stock under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares Class A common stock reserved and available for issuance under the 2021 Plan on February 1, 2026, and (ii) 1,127,706 additional shares of its Class A common stock under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2021 ESPP on February 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The contents of the Registrant’s Registration Statement on Form S-8, filed with the Commission on November 19, 2021 (File No 333-261206), filed with the Commission on March 31, 2022 (File No 333-264017), filed with the Commission on April 3, 2023 (File No 333-271069), filed with the Commission on April 1, 2024 (File No. 333-278424) and filed with the Commission on March 31, 2025 (File No. 333-286277).

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Commission on March 25, 2026 (the “2026 Annual Report”).

(c) The description of the Registrant’s Class A common stock which is contained in Exhibit 4.2 to the 2026 Annual Report, including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-41065	3.1	November 23, 2021
4.1.1	Certificate of Retirement of Class B Common Stock of Braze, Inc.	8-K	001-41065	3.1	February 2, 2026
4.2	Amended and Restated Bylaws of the Registrant.	10-Q	001-41065	3.2	December 10, 2024
4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-260428	4.1	November 8, 2021
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	Braze, Inc. 2021 Equity Incentive Plan, and forms of agreements thereunder.	S-1/A	333-260428	10.3	November 8, 2021
99.2	Braze, Inc. 2021 Employee Stock Purchase Plan.	S-1/A	333-260428	10.4	November 8, 2021
107*	Filing fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of March, 2026.

BRAZE, INC.

By:	/s/ William Magnuson
Name:	William Magnuson
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and William Magnuson, Isabelle Winkles and Susan Wiseman, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Magnuson	Chief Executive Officer, President and Chairman (Principal Executive Officer)	March 25, 2026
William Magnuson

/s/ Isabelle Winkles	Chief Financial Officer (Principal Financial Officer)	March 25, 2026
Isabelle Winkles

/s/ Pankaj Malik	Chief Accounting Officer (Principal Accounting Officer)	March 25, 2026
Pankaj Malik

/s/ Neeraj Agrawal	Director	March 25, 2026
Neeraj Agrawal

/s/ Phillip M. Fernandez	Director	March 25, 2026
Phillip M. Fernandez

/s/ Tara Levy	Director	March 25, 2026
Tara Levy

/s/ David Obstler	Director	March 25, 2026
David Obstler

/s/ Yvonne Wassenaar	Director	March 25, 2026
Yvonne Wassenaar

/s/ Fernando Machado	Director	March 25, 2026
Fernando Machado